DISPOSITION OF COLLATERAL AND SETTLEMENT AGREEMENT

     This Disposition of Collateral and Settlement Agreement (the "Agreement") is entered into as of June 30, 2003 ("Effective Date") between Aztore Holdings, Inc., an Arizona corporation ("Aztore"), Dyna-Cam Engine Corporation, a Nevada corporation (the "Company"), Patricia Wilks ("Wilks"), Dennis Palmer ("Palmer"), Palmer Holdings, Ltd. ("PHL") and Aero Marine Engine Corp., a Nevada corporation ("Aero").

                                    RECITALS:

     A. The Company is a development stage enterprise that has developed and is further developing a gasoline powered engine (the "Dyna-Cam Engine") and owns and has created certain tangible and intangible assets in furtherance of the development, manufacture and distribution of the Dyna-Cam Engine (the "Business").

     B. Aztor represents that it is the senior secured lender to the Company, that it has a valid security interest in all of the Company's assets (the
"Collateral") and that it has perfected such security interest in the Collateral by filing a UCC-1 Financing Statement in the State of Nevada.

     C. Randolph Albers ("Albers") and Lewis and Roca, LLP ("LR"), each Solely for themselves, represent that they are secured lenders to the Company, That they have valid security interests in the Collateral and that they have perfected such security interests in the Collateral by filing a UCC-1 Financing Statement in Nevada. Albers and LR acknowledge that their security interests are subordinate to Aztore's security interest in the Collateral. Albers and LR are jointly referred to hereinafter as the "Junior Secured Lenders" and Aztore and the Junior Secured Lenders are jointly referred to hereinafter as the "Lenders."

     D. All of the obligations owed by the Company to the Lenders are due and owing or in default.

     E. Aero is a newly formed corporation that desires to acquire substantially all the assets of the Company (the "Acquired Assets").

     F. On April 23, 2003, Aztore notified the Company and all appropriate creditors of the Company as required under the Uniform Commercial Code ("UCC"), including the Junior Secured Lenders, of Aztore's intent to sell the Collateral pursuant to Aztore's rights under its loan documents ("Loan Documents") and the UCC. The Loan Documents reference the laws of the State of Arizona as controlling with respect to the interpretation and enforcement of such agreements.

     G. Wilks, Palmer and PHL may be jointly referred to herein as the "Palmers." The Palmers represent that they have satisfied in full all claims as asserted by the Bank of the West ("Bank") against DC Engine Corporation, the Company and the Acquired Assets. The Palmers may have rights of subrogation to the claims of the Bank.

     H. The parties hereto are entering into this Agreement to facilitate the orderly disposition of the Collateral that constitutes the Acquired Assets and disbursement of the proceeds of the sale of the Acquired Assets.

                                   AGREEMENT:

     Now, therefore, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DISPOSITION

     1.1 Properties and Collateral to be Disposed. On the Closing Date (as defined herein) Aztore shall sell and deliver to Aero, and Aero shall purchase the Acquired Assets under the provisions of Sec.9-610 of the UCC as applicable under Arizona and Nevada law. The Acquired Assets include all the properties and assets of every kind and description, real, personal and mixed, tangible and intangible, wherever located, and whether or not carried on the books of the Company, all as the same shall exist on the Effective Date, excepting only the Excluded Assets described in Section 1.2 hereof. Without limiting the foregoing, but to identify more particularly certain of the properties and assets transferred hereunder, the Acquired Assets shall include:

     (a) All inventories at or otherwise relating to the Business including those listed in Schedule 1.1(a) attached hereto;
                   ---------------


     (b) All patents, patents pending, designs, copyrights, trademarks, service marks, trademark and service mark registrations or applications, label filings, trade names, manufacturing processes, trade secrets, confidentiality agreements, employee agreements or other intellectual property related to the Business including that listed on Schedule 1.1(b) hereto;
                            ---------------

     (c) All furniture, fixtures, equipment, shelving, office supplies and miscellaneous items including that listed in Schedule 1.1(c) attached hereto;
                                                ---------------

     (d) All interest in and to the trade names and trademarks and all other rights of the Company related to the use of the name "Dyna-Cam" or any combination or variation thereof;

     (e) All easements, rights of way, licenses, permits, rights, tenements, appurtenances and privileges owned or used by the Company in connection with the Business;

     (f) All benefits and rights under the three outstanding contracts to purchase Dyna-Cam Engines and the broadform, fire and extended coverage insurance policy with Indian Harbor Insurance Co. that are described in Schedule
                                                                        --------
1.1(f)  attached  hereto;
------

     (g) All engineering plans, designs and drawings, system maps, abstracts, blueprints, surveys and drawings, including, but not limited to, the Dyna-Cam
Engine  and  the  tooling  to  manufacture the Dyna-Cam Engine wherever located;

     (h) All interest in and to the telephone numbers and listings of the Company pertaining to the Business in all telephone books, directories and other publications including the right to the telephone number (310) 791-4642 and facsimile number (310) 791-4645;

     (i) All rights and interests of the Company in its Web site, www.dynacam.com, including the site content and Web site address;

     (j) All computer software and licenses with respect to the Business, including but not limited to, that listed on Schedule 1.1(j); and
                                                     ---------------

     (k) All vendor records, files, data, information and documents relating to the Business.

     1.2     Excluded Assets.  The Company shall retain:

     (a) Any cash on hand, bank checking and savings accounts and certificates of deposit;

     (b)  Any  prepaid  expenses,  utility and other deposits listed in Schedule
                                                                        --------
1.2(b)  attached  hereto;
-----

     (c) All employee, payroll and other records, files, data, information and documents relating to the financial or tax records. All returns and records relating to local, state and federal income taxes and the Company may retain copies of all financial records as related to the Business as necessary for the purpose of winding-up the Business related to the Dyna-Cam Engine. The Company shall make all financial records available to Aero at a reasonable cost if necessary for the preparation of Aero's audited financial statements.

     1.3  Purchase  Price. In consideration for the Acquired Assets, Aero shall:

     (a) pay $565,500 by way of wire transfer or certified funds as set forth in
Schedule  1.3(a);
---------------

     (b)  deliver  5.6  shares  of  Aero  common  stock  (the  "Aero  Shares");

     (c) pay $335,000.00 to the Palmers being amounts paid to the Bank in satisfaction of the claims against the Company and DC Engine Corporation;

     (d) assume the contracts and the liabilities as listed and in the amounts set forth on Schedule 1.3(d) hereto (collectively, the "Assumed Obligations").
               --------------

The Purchase Price shall include any and all applicable state, federal, municipal or other taxes or charges. The Purchase Price shall be allocated among the Acquired Assets as set forth on Schedule 1.3 hereto.
                                            ------------

     1.4 Excluded Obligations. Aero shall not assume nor be liable for and the Company expressly agrees to remain liable for all debts, liabilities and obligations of the Company, including any and all applicable state, federal, municipal or other taxes or charges except for the Assumed Obligations as existing on or accruing prior to, upon or after the Effective Date (the "Excluded Obligations"), including without limitation:

     (a) All liabilities, obligations and claims based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to or on the Effective Date arising in connection with the negligence or misconduct of the Company or any of its directors, officers, employees, contractors, subcontractors or agents; and

     (b) All other debts, liabilities, obligations, contracts and commitments (whether known or unknown, contingent or fixed, liquidated or unliquidated) arising out of or related to the ownership, operation or use of any of the Acquired Assets and the Business on or prior to the Effective Date.

     1.5 Closing Date and Place. The transactions provided for herein shall be consummated and closed (the "Closing") at the offices of the Company located at 14647 South 50th Street, Suite 130, Phoenix, Arizona 85044 at 1:00 PM, local time, on or before July 1, 2003, or such time and date as the parties hereto may agree upon (herein referred to as the "Closing Date"). All Acquired Assets shall be transferred to Aero as of the Closing Date and all documents delivered at the Closing shall reflect the transfer as occurring at the Closing Date. All Acquired Assets shall be transferred to Aero at the offices of the Company at the Closing in accordance with Article 9 of the UCC as adopted by Arizona and Nevada, as applicable.

                                    ARTICLE 2
                        OTHER CONTEMPORANEOUS AGREEMENTS

     2.1 Lender Payments. The Lenders shall have stated the amount of the obligations due Lenders from the Company and the Company shall have acknowledged such amounts. At the Closing, cash proceeds shall be distributed first to Aztore in the amount of the secured obligations owed by the Company to Aztore, next to the Junior Secured Lenders in the amount of the secured obligations owed to the Junior Secured Lenders and the balance to the Company. The Lenders and the Company shall deliver an instrument in form acceptable to Aero releasing any security interest in or claim to the Acquired Assets. Aztore shall take as partial payment in lieu of cash the Aero Shares which shall be valued at the amount set forth in Section 7.2.

     2.2 Palmer Claims Settlement Agreement with the Company. The Company and the Palmers shall have entered into a Settlement and Release Agreement (a) specifying the wage claims the Palmers have against the Company (the "Palmer Wage Claims"), (b) specifying the contractual and confidentiality agreements between the Company and the Palmers ("Palmer Agreements") and (c) mutually releasing (i) the Palmers of any claims of the Company against the Palmers except the Palmer Agreements and (ii) the Company of any claims of the Palmers against the Company except for the Palmer Wage Claims. An executed Settlement and Release Agreement shall be delivered at the Closing and a copy of such executed agreement shall be provided to Aero as part of the Closing Documents.

     2.3 Palmer Purchase and Settlement Agreement with Aztore. Aztore and the Palmers shall enter into a Purchase and Settlement Agreement, acceptable to Aztore in its sole discretion. Such agreement shall transfer the Palmer Claims, all the Company's securities held by PHL and certain shares of Company Series A Preferred stock to Aztore in consideration for the payment of $40,000. The Purchase and Settlement Agreement shall be delivered and performed subsequent to, but on the same day as, the Closing of this Agreement and a copy of the executed document shall be provided to Aero as part of the closing documents.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     As an inducement to Aero, the Palmers and Aztore to enter into and perform this Agreement, the Company covenants, represents and warrants to, and agrees with, Aero, the Palmers and Aztore as follows:

     3.1 Authority. The Company has the full legal power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law or the Company's Articles of Incorporation, bylaws or other charter document. The Company has or at the Closing Date will have taken all necessary action to authorize and approve the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

     3.2 Organization and Good Standing. The Company is duly organized, validly existing, and in good standing under the laws of Nevada and has all requisite power and authority to enter into this Agreement.

     3.3 Title. The Company holds good title to the Acquired Assets free from liens, pledges, charges or encumbrances except as set forth on Schedule 3.3.
                                                                   -------------

     3.4 Litigation. Company is not engaged in or threatened with any claim, action, litigation, investigation, audit, arbitration, dispute or proceeding, and Company is not now subject to any order, decree or other governmental restriction adversely affecting its business or assets or which would prevent or hamper the consummation of the transactions contemplated by this Agreement or Aero's intended use or operation of the Acquired Assets.

     3.5 Basis for Representations and Warranties. Prior to executing this Agreement, the Company has made such affirmative and thorough reviews, searches, inspections and inquiries relating to matters set forth in this Article 3, and has consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate. The Company acknowledges that the allocation of the Purchase Price among the Acquired Assets as set forth in
Schedule  1.3  has  been  made  in  good faith by the parties, but is solely for
-------------
financial and accounting purposes and is not intended as a warranty of the value of the Acquired Assets.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE PALMERS

     As an inducement to Aero, the Company and Aztore to enter into and perform this Agreement, the Palmers covenant, represent and warrant to, and agree with, Aero, the Company and Aztore as follows:

     4.1 Authority. Each of the Palmers have the full legal power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law or PHL's Articles of Incorporation, bylaws or other charter document. The Palmers have or at the Closing Date will have taken all necessary action to authorize and approve the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

     4.2 Organization and Good Standing. PHL is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite power and authority to enter into this Agreement.

     4.3 Title. The Palmers have taken no actions that would result in the Company's title to the Acquired Assets to be subject to any liens, pledges, charges or encumbrances and have no knowledge of the Acquired Assets being subject  to  any liens, pledges or encumbrances, except as set forth on Schedule
                                                                        --------
3.3.
----

     4.4 Litigation. The Palmers are not engaged in or threatened with any claim, action, litigation, investigation, audit, arbitration, dispute or proceeding, and the Palmers are not now subject to any order, decree or other governmental restriction adversely affecting its business or assets or which would prevent or hamper the consummation of the transactions contemplated by this Agreement or Aero's intended use or operation of the Acquired Assets.

     4.5  Basis  for  Representations  and  Warranties.  Prior to executing this
Agreement, the Palmers have made such affirmative and thorough reviews, searches, inspections and inquiries relating to matters set forth in this
Article 4, and have consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate. The Palmers acknowledge that the allocation of the Purchase Price among the Acquired Assets as set forth in Schedule 1.3 has been made in good faith by the parties, but is
                 ------------
solely for financial and accounting purposes and is not intended as a warranty of the value of the Acquired Assets.


                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF AZTOR

     As an inducement to Aero, the Palmers and the Company to enter into and perform this Agreement, Aztore covenants, represents and warrants to and agrees with Aero, the Palmers and the Company as follows:

     5.1 Authority. Aztore has the full legal power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law or Aztore's Articles of Incorporation, bylaws or other charter documents. Aztore has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

     5.2 Organization and Good Standing. Aztore is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and has the requisite power and authority to enter into this Agreement.

     5.3 UCC Sale. Aztore has the right to take possession and dispose of the Acquired Assets pursuant to the provisions of UCC 9-610 as adopted in Arizona and Nevada, as applicable. As of April 23, 2003, Aztore has given notice to, or obtained waiver of notice from, the Company and the creditors of the Company, including the Junior Secured Lenders as required under the provisions of UCC 9-610 as adopted in Arizona and Nevada, as applicable. At the Closing, title to the Acquired Assets will be transferred by Aztore to Aero free and clear of any lien, claim or encumbrance of Aztore , the Junior Secured Lenders or other secured or unsecured creditors of the Company. Aztore has no knowledge of any claims or encumbrances superior to its lien on the Acquired Assets not otherwise discharged or assumed hereunder or of any other defect of the Company's title to the Acquired Assets.

     5.4 Litigation. Aztore is not engaged in or threatened with any claim, action, litigation, investigation, audit, arbitration, dispute or proceeding, and Aztore is not now subject to any order, decree or other governmental restriction adversely affecting its business or assets or which would prevent or hamper the consummation of the transactions contemplated by this Agreement or Aero's intended use or operation of the Acquired Assets.

     5.5  Investment  Intent.

     (a) Aztore is acquiring the Aero Shares with the possible intent to transfer such shares to certain of the holders of the Company's outstanding Series A Preferred shares. The number of such Series A Preferred shareholders is no greater than 35. The shares may be transferred provided the shares subject to such transfer are exempt from registration under the applicable state and federal securities laws. Aero has not registered Aero shares and makes no representation that the shares can be distributed as may be contemplated by Aztore pursuant to any exemption from registration under the applicable state and federal securities laws. Prior to approving a transfer of any such shares by Aztore , Aero will seek an opinion from counsel with respect to transfer of the shares.

     (b) Aztore acknowledges that the Aero Shares are "restricted shares" as defined in Rule 144 as promulgated under the Securities Act of 1933 ("Securities Act") and that the certificates representing the Aero Shares shall bear an appropriate legend indicating that such shares may not be sold or transferred except in compliance with the Securities Act. Aztore shall only transfer such shares to a Series A Preferred holder if the holder acknowledges that the holder is an "accredited investor" as defined in Rule 501 as promulgated under the Security Act, that the shareholder is acquiring such shares for investment and for the holder's own account, and that the shareholder has no present intent to sell, distribute or otherwise dispense the Aero Shares. Aero is under no obligation to register the Aero Shares and will not permit the transfer of the Aero Shares unless the shares are registered or it is satisfied the transfer is exempt from registration. Aero will cooperate with the transfer but is under no obligation to incur costs to register or otherwise qualify the Aero Shares for transfer pursuant to applicable securities laws.

     5.6 Basis for Representations and Warranties. Prior to executing this Agreement, Aztore has made such affirmative and thorough reviews, searches, inspections and inquiries relating to matters set forth in this Article 5, and has consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate. Aztore acknowledges that the allocation of the Purchase Price among the Acquired Assets as set forth in
Schedule  1.3  has  been  made  in  good faith by the parties, but is solely for
-------------
financial and accounting purposes and is not intended as a warranty of the value of the Acquired Assets.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF AERO

     As an inducement to Aztore , the Palmers and the Company to enter into and perform this Agreement, Aero covenants, represents and warrants to, and agrees with, Aztore , the Palmers and the Company as follows:

     6.1 Authority. Aero has the full legal power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law or Aero's Articles of Incorporation, bylaws or other charter documents. Aero has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

     6.2 Organization and Good Standing. Aero is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     6.3 Due Diligence of Aero. Aero shall have conducted such diligence review as desired with respect to the Acquired Assets, the Business and the Company and has voluntarily proceed with the transactions contemplated under this Agreement based upon such review. Aero acknowledges that it is acquiring the Acquired Assets "as is, where is" and that no person has made any representation as the value of the Acquired Assets or Business that Aero has relied upon in connection with the transactions contemplated under this Agreement.

     6.4  Capitalization.

     (a) Authorized Capital Stock. As of the Effective Date (i) the authorized capital stock of Aero consists of 10,000 shares, all of which are designated as common stock with no par value; and (ii) Aero has issued and outstanding a total of 2,000 shares of common stock. On or before the Closing, Aero will be capitalized with approximately $1,100,000.

     (b) Warrants and Options Outstanding. As of the date hereof, Aero has no warrants, options or other rights outstanding that entitle the holder thereof to purchase shares of Aero's stock.

     (c) Duly Issued. All of the Aero Shares when issued under the terms hereof will be duly and validly authorized and issued, fully paid, non-assessable outstanding capital stock of the Company.

     (d) No Pre-Emptive Rights. Aero has no outstanding obligations for the issuance of or conversion into any shares of its capital stock and there are no pre-emptive or other rights held by any current or former shareholder of Aero with respect to the issuance of any shares of its capital stock.

     6.5 Taxes. Aero has filed with appropriate federal, state and local governmental agencies all tax returns and reports required to be filed by Aero and has paid all taxes and assessments which became due prior to the date hereof and shall pay all such taxes and assessments which become due on or prior to the Effective Date.

     6.6 Litigation. Aero is not engaged in or threatened with any claim, action, litigation, investigation, audit, arbitration, dispute or proceeding, and Aero is not now subject to any order, decree or other governmental restriction adversely affecting its business or assets or which would prevent or hamper the consummation of the transactions contemplated by this Agreement or Aero's intended use or operation of the Acquired Assets.

     6.7  Financial  Statements.  Schedule  6.7  attached  hereto sets forth the
                                  -------------
financial statements delivered to the Company by Aero. All such financial statements are true, accurate and complete and present fairly the financial position of Aero as of the dates stated and results of operations of the Company for the periods depicted.

     6.8 Basis for Representations and Warranties. Prior to executing this Agreement, Aero has made such affirmative and thorough reviews, searches, inspections and inquiries relating to matters set forth in this Article 6, and has consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate. Aero acknowledges that the allocation of the Purchase Price among the Acquired Assets as set forth in
Schedule  1.3  has  been  made  in  good faith by the parties, but is solely for
-------------
financial and accounting purposes and is not intended as a warranty of the value of the Acquired Assets.


                                    ARTICLE 7
                       ADDITIONAL COVENANTS AND AGREEMENTS

     7.1 Access to Records and Properties. Through the Closing Date, Aero and its respective accountants, counsel and other representatives have had and shall have full access to all of the properties, assets, books, records, tax returns, leases, contracts and agreements, and all information concerning the business and properties of the Company as requested. Company has and shall provide reasonable assistance to Aero and its representatives in connection with the conduct of the due diligence review of the business, properties and financial condition of the Company.

     7.2 Value of the Aero Shares. Aztore , the Palmers and the Company agree that the fair market value of the Aero Shares is an aggregate of $5,600.

     7.3 Name Change. No later than 180 days after the Closing Date, the Company shall act to change its name to a name that will not contain or be similar to "Dyna-Cam." The Company will consent to the use of the name "Dyna-Cam" by Aero and will not operate a business utilizing the "Dyna-Cam" name.

     7.4 Press Releases. Immediately after the Closing, the Company will file a press release and a notice with the Securities and Exchange Commission regarding the disposition of the assets as contemplated under this Agreement. Any mention of Aero except designating Aero as the purchaser shall be approved by Aero before distribution except that Aero will use all reasonable efforts to be responsive in this activity and assist the Company in making its required disclosures.

                                    ARTICLE 8
                              CONDITIONS PRECEDENT

     8.1 Conditions Precedent to the Obligation of Aero. Notwithstanding any other provision of this Agreement, the obligation of Aero to consummate the transactions hereunder shall be subject to the satisfaction on the Closing Date of the following conditions precedent, unless waived in writing by Aero:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Company contained in Article 3 hereof, of the Palmers contained in Article 4 hereof and of Aztore contained in Article 5 hereof shall be true and correct in all material respects as of the Effective Date and as of the Closing Date. The Company, the Palmers and Aztore shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Company, the Palmers or Aztore prior to or on the Closing Date.

     (b) Legal Matters. There shall have been furnished to counsel for Aero certified copies of such corporate records of the Company, the Palmers and Aztore and copies of such other documents as such counsel may reasonably have requested. Such counsel shall have approved all legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby.

     (c) Receipt of Closing Documents. Aero shall have received all of the closing documents referred to in Section 9.1 hereof.

     8.2 Conditions Precedent to the Obligation of Aztore. Notwithstanding any other provision of this Agreement, the obligation of Aztore to consummate the transactions contemplated hereby shall be subject to the satisfaction on the Closing Date of the following conditions precedent, unless waived in writing by Aztore.

     (a) Representations, Warranties and Covenants. The representations and warranties of the Company contained in Article 3 hereof, of the Palmers contained in Article 4 hereof and of Aero contained in Article 6 hereof shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein and except as otherwise contemplated by this Agreement. The Company, the Palmers and Aero shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Company, the Palmers or Aero prior to or on the Closing Date.

     (b) Legal Matters. There shall have been furnished to counsel for Aztore certified copies of such corporate records of the Aero and copies of such other documents as such counsel may reasonably have requested. Such counsel shall have approved all legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby.

     (c) Receipt of Closing Documents. The Company shall have received all of the closing documents referred to in Section 9.2 hereof.

     8.3 Conditions Precedent to the Obligation of the Palmers. Notwithstanding any other provision of this Agreement, the obligation of the Palmers to consummate the transactions contemplated hereby shall be subject to the satisfaction on the Closing Date of the following conditions precedent, unless waived in writing by the Palmers.

     (a) Representations, Warranties and Covenants. The representations and warranties of the Company contained in Article 3 hereof, of Aztore contained in
Article 5 hereof and of Aero contained in Article 6 hereof shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein and except as otherwise contemplated by this Agreement. The Company, Aztore and Aero shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Company, Aztore or Aero prior to or on the Closing Date.

     (b) Legal Matters. There shall have been furnished to counsel for the Palmers certified copies of such corporate records of Aero and copies of such other documents as such counsel may reasonably have requested. Such counsel shall have approved all legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby.

     (c) Receipt of Closing Documents. The Company shall have received all of the closing documents referred to in Section 9.2 hereof.

     8.4 Conditions Precedent to the Obligation of the Company. Notwithstanding any other provision of this Agreement, the obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction on the Closing Date of the following conditions precedent, unless waived in writing by the Company:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Palmers contained in Article 4 hereof, of Aztore contained in
Article 5 hereof and of Aero contained in Article 6 hereof shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein and except as otherwise contemplated by this Agreement. Aero, the Palmers and Aztore shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Aero, the Palmers or Aztore prior to or on the Closing Date.

     (b) Legal Matters. There shall have been furnished to counsel for the Company certified copies of such corporate records of Aero and copies of such other documents as such counsel may reasonably have requested. Such counsel shall have approved all legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby.

     (c) Receipt of Closing Documents. The Company shall have received all of the closing documents referred to in Section 9.2 hereof.

                                    ARTICLE 9
                                CLOSING DOCUMENTS

     9.1 Documents to be Delivered by the Company, the Palmers and Aztore. The Company, the Palmers and Aztore agree to deliver or cause to be delivered to Aero at the Closing the following:

     (a) Assignments and Transfers. Good and sufficient certificates of assignment and other instruments of transfer or release in accordance with the title transfer provisions of the UCC in form and substance satisfactory to Aero as shall be necessary or appropriate to assign and transfer to and vest in Aero or their nominee or nominees good and marketable title to all the Acquired Assets free and clear of any and all liabilities, liens, claims, restrictions on transfer or encumbrances.

     (b) Certificates. A certificate of the Company, the Palmers and Aztore dated the Closing Date certifying as to the matters with respect to each set forth in Section 8.1(a), Section 8.2(a), 8.3(a) and 8.4(a). Each of the Company, the Palmers and Aztore shall be entitled to rely upon the certificates delivered to Aero by the other parties as if delivered to the Company, the Palmers or Aztore.

     (c) Acknowledgments. Acknowledgment of the Lenders, the Palmers and the Company that none has any claim to or interest in the Acquired Assets.

     (d) Good Standing. A certificate of good standing of Company, PHL and Aztore issued by the applicable authority of the applicable state dated not more Than 10 days prior to the Closing Date.

     (e) Certificate of Secretarial Officer. A certificate of the Secretary (or other applicable officer or manager) of the Company, PHL and Aztore dated the Closing Date with respect to corporate proceedings authorizing this Agreement (and other associated agreements) and the transactions contemplated thereunder.

     (f) Other Documents. Such other documents and showings as shall reasonably be requested by Aero.

     9.2 Documents to Be Delivered by Aero. Aero agrees to deliver to the Company on the Closing Date the following:

     (a) Certificate. A certificate of Aero dated the Closing Date certifying as to matters with respect to Aero set forth in Section 8.2(a), Section 8.3(a) and 8.4(a) hereof. Aztore and the Palmers shall be entitled to rely upon such certificate delivered to the Company as if delivered to them.

     (b) Good Standing Certificate for Aero. A certificate of good standing of Aero issued by the applicable authority of the State of Nevada dated not more than 10 days prior to the Closing Date.

     (c) Certificate of Secretarial Officer of Aero. Certificate of the Secretary of Aero dated the Closing Date with respect to corporate proceedings authorizing this Agreement and the transactions contemplated thereunder.

     (d) Share Certificates. A certificate representing the Aero Shares registered in the name of Aztore.

     (e) Other Documents. Such other documents and showings as shall reasonably be requested by the Company.

                                   ARTICLE 10
                 TERMINATION, AMENDMENTS, WAIVER AND ASSIGNMENT

     10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a)  By  mutual  consent  of  Aero,  Aztore,  the  Company and the Palmers.

     (b) By Aero (i) if in good faith opinion of Aero, upon written notice with reasonable rights to cure within a minimum of five days from such notice, the Company, the Palmers or Aztore have breached any of the representations, warranties or covenants of this Agreement or (ii) if any of the conditions precedent as set forth in Section 8.1 above have not been performed by the Closing Date.

     (c) By Aztore (i) if in good faith opinion of Aztore, upon written notice with reasonable rights to cure within a minimum of five days from such notice, the Company, the Palmers or Aero have breached any of the representations, warranties or covenants of this Agreement or (ii) if any of the conditions precedent as set forth in Section 8.2 above have not been performed by the Closing Date.

     (d) By the Palmers (i) if in good faith opinion of the Palmers, upon written notice with reasonable rights to cure within a minimum of five days from such notice, the Company, Aztore or Aero have breached any of the representations, warranties or covenants of this Agreement or (ii) if any of the conditions precedent as set forth in Section 8.3 above have not been performed by the Closing Date.

     (e) By the Company (i) if in good faith opinion of the Company, upon written notice with reasonable rights to cure within a minimum of five days from such notice, Aztore, the Palmers or Aero have breached any of the representations, warranties or covenants of this Agreement or (ii) if any of the conditions precedent as set forth in Section 8.4 above have not been performed by the Closing Date.

     10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of either party to the other, provided, however, that (a) this Section 10.2 shall not preclude liability attaching to a party who has caused the termination hereof by willful act or willful failure to act in violation of the terms and provisions of this Agreement, and (b) termination of this Agreement shall not terminate or affect the agreements of the parties hereto set forth in Sections
11.3  or  11.5  hereof.

     10.3 Amendment. Only an instrument in writing signed on behalf of each of Aero, the Company, the Palmers and Aztore may amend this Agreement except as such changes directly impact a party hereto, which shall require the written consent of such party.

     10.4 Waiver. The party that is entitled to the benefits thereof may waive any terms or provisions of this Agreement in writing at any time. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

     10.5 Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other party and any attempted assignment without such written consent shall be null, void and without legal effect.

                                   ARTICLE 11
                               GENERAL PROVISIONS

     11.1 Survival of Representations and Warranties. All representations and warranties herein made by the Company in Article 3 hereof, by the Palmers in
Article 4 hereof, by Aztore in Article 5 hereof or by Aero in Article 6 hereof, shall be deemed to be remade at and survive the Closing Date for a period of two years.

     11.2  Indemnification.

     (a) The Company's Indemnification. The Company agrees to indemnify and hold harmless Aero, the Palmers and Aztore from and against any claim, loss, damage, cost or expense whatsoever, including attorneys' fees and expenses of litigation, which any may incur or suffer by reason, either directly or indirectly, of any of the following:

          (i) The inaccuracy of any representation or warranty made by the Company hereunder;

          (ii) The failure of the Company to assign and transfer to and vest in Aero or its nominee or nominees good and marketable title to all the Acquired Assets free and clear of any and all liabilities, liens, claims, restrictions on transfer or encumbrance;

          (iii) All litigation, suits, claims, demands, proceedings or matters relating to the ownership of the Acquired Assets or the operation of the Business resulting from actions or inactions occurring on or prior to the Closing Date; provided that Aero, the Palmers or Aztore may contest any claim or liability, which, if established, would be the subject of indemnification hereunder, and in such event all legal fees, disbursements and other costs and expenses of such contest shall also be an item of indemnification by the Company hereunder;

          (iv) The breach of any of the agreements or covenants of the Company contained herein or in any certificate or other document delivered by the Company to (or deemed to be delivered to) Aero, the Palmers or Aztore in accordance with the terms hereof; and

          (v) The failure of the Company to satisfy and discharge all of the Excluded Obligations.

     (b) The Palmers' Indemnification. The Palmers agree to indemnify and hold harmless Aero, the Company and Aztore , from and against any claim, loss, damage, cost or expense whatsoever, including attorneys fees and expenses of litigation, which any may incur or suffer by reason, either directly or indirectly, of any of the following:

          (i) The inaccuracy of any representation or warranty made by the Palmers hereunder;

          (ii) The failure the Palmers to assign and transfer to and vest in Aero or its nominee or nominees good and marketable title to all the Acquired Assets free and clear of any and all liabilities, liens, claims, restrictions on transfer or encumbrance;

          (iii) The breach of any of the agreements or covenants of the Palmers contained herein or in any certificate or other document delivered by the Palmers to (or deemed to be delivered to) Aero, the Company or Aztore in accordance with the terms hereof; and

          (iv) The failure of the Company to satisfy and discharge any of its indemnity obligations to Aero under Section 11.2(a); provided that the indemnity obligation of the Palmers under this Section 11.2(b) (iv) shall be limited solely to any claim, loss, damage, cost or expense resulting from the inaccuracy of any representation or warranty of the Palmers hereunder or any action or failure to act on behalf of the Palmers.

     (c) Aztore's Indemnification. Aztore agrees to indemnify and hold harmless Aero, the Company and the Palmers from and against, any claim, loss, damage, cost or expense whatsoever, including attorneys' fees and expenses of litigation, which any may incur or suffer by reason, either directly or indirectly, of the following:

          (i) The inaccuracy of any representation or warranty made by Aztore hereunder;

          (ii) The failure of Aztore to assign and transfer to and vest in Aero or its nominee or nominees good and marketable title to all the Acquired Assets free and clear of any and all liabilities, liens, claims, restrictions on transfer or encumbrance;

          (iii) The breach of any of the agreements or covenants of Aztore contained herein or in any certificate or other document delivered by Aztore to (or deemed to be delivered to) Aero, the Palmers or the Company in accordance with the terms hereof;

          (iv) The failure of the Company to satisfy and discharge any of its indemnity obligations to Aero under Section 11.2(a); provided that any indemnity obligation of the Palmers under Section 11.2(b)(iv) that is included in an indemnity obligation of Aztore under this Section 11.2(c)(iv), shall be a joint and several obligation of Aztore and the Palmers and either may seek contribution from the other based on the amount of indemnity obligation resulting from the acts or omissions of the other party.

     (d) Aero's Indemnification. Aero agrees to indemnify and hold harmless the Company, the Palmers and Aztore from and against, any claim, loss, damage, cost or expense whatsoever, including attorneys' fees and expenses of litigation, which the Company may incur or suffer by reason, either directly or indirectly, of the following:

          (i) The inaccuracy of any representation or warranty made by Aero hereunder;

          (ii) The breach of any of the agreements or covenants of Aero contained herein or in any certificate or other document delivered by Aero to the Company in accordance with the terms hereof; and,

          (iii) The failure of Aero to satisfy and discharge the Assumed Obligations.

     11.3 Brokerage Commission or Similar Claims. Each party hereto represents and warrants that it has not had any negotiations or dealings with any advisors, brokers or finders, and that no obligation or liability, contingent or otherwise, for advisory, brokerage or finder's commissions or fees has been incurred in connection with the transactions contemplated hereunder except as to Aztore's claim under its financial advisory agreement as related solely to the Company. The parties each further agree to indemnify and hold the other harmless from and against the claims of any person, firm or corporation claiming any brokerage commission, finder's fee or similar compensation based on any alleged negotiations or dealings with the indemnity contrary to the foregoing representations.

     11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the addresses specified on Schedule 11.4 (or at such other address for a party as shall be specified by such party by like notice). Written notice given by any other method shall be deemed effective only when actually received by the party to whom given.

     11.5 Expenses. Aero, Company, the Palmers, Lenders and Aztore shall bear their own respective legal, accounting, title and other related expenses in connection with this Agreement and the sale and purchase provided for hereunder.

     11.6 Legal Representation. The parties acknowledge that they have been advised to seek independent legal and accounting advice in connection with this Agreement and the transactions contemplated herein and have obtained such advice to the extent desired by them.

     11.7 Further Assurances. After the Closing Date, the Company, the Palmers, the Lenders and Aztore , at their own expense, shall do, execute, acknowledge and deliver all further acts, conveyances, transfers, documents and assurances necessary or proper to vest in Aero good title to the Acquired Assets, free and clear of any liens, claims, charges or encumbrances whatsoever, and otherwise to effect such sale in accordance with the provisions of this Agreement. The foregoing shall include obtaining any further act, conveyance, transfer, document or assurance as may be necessary from any Junior Secured Lender.

     11.8 Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada in all respects, including matters of construction, validity and performance, and without regard to conflict of laws principles. The parties further acknowledge that the security agreement pursuant to which the Acquired Assets have been sold is governed under the laws of the State of Arizona. The parties acknowledge that this Agreement has been entered into and performed in the State of Nevada. The parties consent to the non-exclusive personal jurisdiction of the courts of the State of Nevada, and the federal courts located in Nevada, with respect to any action or enforcement of this Agreement. The venue of any suit to enforce this Agreement shall be in Clark County, Nevada .

     11.9 Miscellaneous. This Agreement, including the Schedules hereto, and all other agreements referenced herein (a) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall be binding upon and inure to the benefit of Aero, Aztore, the Company and the Palmers, and their respective successors and assigns. This Agreement may be executed in counterparts, which together shall constitute a single agreement and facsimiles may be accepted as actual execution copies. Article headings and Section headings as contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.10 Gender. Where in this Agreement masculine pronouns are used, such words shall be considered feminine or neuter pronouns where the context indicates the propriety of such use.

     11.11 Illegality. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be deemed modified to the least extent necessary to cause such provision to be valid, legal or enforceable, and the validity, legality and enforceability of the other provisions of the Agreement shall not be affected or impaired thereby.

     11.12 Effect of Attachments. Each Schedule referred to herein shall be deemed a part of this Agreement to the same extent as if each such Schedule was set forth herein in its entirety.

     In Witness Whereof, the parties hereto have duly executed this Agreements as of the day and year first written above.

                              Aztore Holdings, Inc., an Arizona corporation

                              By: /s/ Michael Williams
                                 ------------------------------------------
                              Its: President
                                 ------------------------------------------


                              Dyna-Cam Engine Corporation, a Nevada corporation

                              By: /s/ Jack Dahl
                                 ------------------------------------------
                              Its: President
                                 ------------------------------------------

                                 /s/ Patricia Wilks
                                 ------------------------------------------
                                 Patricia Wilks


                                 /s/ Dennis Palmer
                                 ------------------------------------------
                                 Dennis Palmer

                              Palmer Holdings, Ltd., a Nevada corporation

                              By: /s/ Patricia Wilks
                                 ------------------------------------------
                              Its: President
                                 ------------------------------------------

                              Aero Marine Engine Corp., a Nevada corporation

                              By: /s/ Garth S. Bailey
                                 ------------------------------------------
                              Its: Chief Executive Officer
                                 ------------------------------------------

                                  SCHEDULE LIST

Schedules
1.1(a)     Inventories
1.1(b)     Intellectual  Property
1.1(c)     Furniture,  Fixtures  and  Equipment
1.1(f)     Contracts  and  Insurance  Policies
1.1(j)     Software
1.2(b)     Prepaid  Expenses,  Unearned  Premiums  and  Utility  Deposits
1.3(a)     Disbursements  of  Purchase  Price
1.3(d)     Assumed  Obligations
3.3        Liens  and  Encumbrances
6.7        Financial  Statements  of  Aero
11.4       Notices